Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and Registration Statements 333-51256, 333-68097, and 333-01520 on Forms S-8 and Registration Statements 333-82774 and 333-32488 on Forms S-3, of our report, dated June 4, 2004, relating to our audit of the financial statements, which appear in the Annual Report on Form 10-KSB of AML Communications, Inc. for the year ended March 31, 2005.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 31, 2005